Filed pursuant to Rule 424(b)(5)

Registration No. 333-262289

PROSPECTUS SUPPLEMENT

(to Prospectus dated February 2, 2022)

$10,000,000

Common Stock

We have entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. (“B. Riley Securities”) and Needham & Company, LLC (“Needham & Company” and together with B. Riley Securities, the “Sales Agents”) relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. We may offer and sell shares of our common stock having an aggregate offering price of up to $10,000,000, from time to time through or to the Sales Agents, acting as our agents or principals. In order for us to raise more than $1,000,000 in aggregate sales proceeds under the Sales Agreement, consent from the lenders under the Loan and Security Agreement, dated November 13, 2020, among us, the lenders party thereto, and Acquiom Agency Services LLC, as agent for the lenders, will be required.

Our common stock is listed on The NASDAQ Capital Market under the symbol “GTYH.” On February 3, 2022, the last reported sale price of our common stock on The NASDAQ Capital Market was $4.93 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. The Sales Agents are not required to sell a certain number of shares or dollar amount of our common stock. Rather, the Sales Agents will act as our sales agents, using commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms set forth in the Sales Agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Sales Agents for sales of common stock sold pursuant to the Sales Agreement is equal to 3.0% of the gross proceeds of the sales price per share. In connection with the sale of the common stock on our behalf, the Sales Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities	Needham & Company

The date of this prospectus supplement is February 4, 2022.

S-i

About This Prospectus Supplement

This document is part of the registration statement on Form S-3 (333-262289) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, the securities being offered and other information you should know before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” or “Information Incorporated by Reference” as well as any free writing prospectus provided in connection with this offering.

You should rely only on this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Sales Agents have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Sales Agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Sales Agents are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus, or such free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or the context otherwise requires, all references to “GTY,” the “Company,” “we,” “our,” “ours” and “us” refer to GTY Technology Holdings Inc. and its consolidated subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering in that jurisdiction. Persons who come into possession of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering applicable to that jurisdiction.

The industry and market data contained or incorporated by reference in this prospectus supplement, including information regarding our general expectations and market opportunity are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus supplement, and estimates and beliefs based on such data, may not be reliable.

This prospectus supplement and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

Prospectus Supplement Summary

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the risks and uncertainties discussed under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Overview

GTY is software as a service (“SaaS”) company that offers a primarily cloud-based suite of solutions for the public sector, primarily in North America. GTY brings leading government technology companies together to achieve a new standard in citizen engagement and resource management. GTY solutions provide public sector organizations with the ability to communicate, engage, interact, conduct business and transact with their constituents in a simple and easy manner spanning functions in procurement, payments, grants management, budgeting, and permitting.

Our primary wholly owned subsidiaries are Bonfire Interactive Ltd. (“Bonfire”), CityBase, Inc. (“CityBase”), eCivis, Inc. (“eCivis”), Open Counter Enterprises Inc. (“OpenCounter”), Questica® Software Inc. and Questica USCDN Inc. and Questica Ltd. (collectively, “Questica”), and Sherpa Government Solutions LLC (“Sherpa”). Bonfire provides strategic sourcing and procurement SaaS to enable confident and compliant spending decisions. CityBase provides government payment solutions to connect constituents with utilities and government agencies. eCivis offers a grants management system to maximize grant revenues and track performance. OpenCounter provides government permitting SaaS to guide applicants through complex permitting and licensing procedures. Questica offers budget preparation and management SaaS and software to deliver on financial and non-financial strategic objectives. Sherpa provides public-sector budgeting SaaS, software and consulting services.

We were formed on August 11, 2016 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Until 2019, we neither engaged in any operations nor generated any revenues. We recognized an opportunity to replace costly legacy systems with scalable and efficient SaaS products. Our search led to the acquisition of Bonfire, CityBase, eCivis, OpenCounter, Questica, and Sherpa on February 19, 2019 (the “business combination”).

Our principal executive offices are located at 800 Boylston Street, 16th Floor, Boston, Massachusetts. Our telephone number at this address is (877) 465-3200. Our website address is www.gtytechnology.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement.

The Offering

Issuer	GTY Technology Holdings Inc.
Common stock offered by us pursuant to this prospectus supplement	Shares of our common stock having an aggregate offering price of up to $10,000,000. In order for us to raise more than $1,000,000 in aggregate sales proceeds under the Sales Agreement, consent from the lenders under the Loan and Security Agreement, dated November 13, 2020, among us, the lenders party thereto, and Acquiom Agency Services LLC, as agent for the lenders, will be required.
Common stock to be outstanding after this offering	Up to 59,812,213 shares, after giving effect to the sale of 2,028,398 shares of our common stock in this offering at an offering price of $4.93 per share, which was the last reported sale price of our common stock on The NASDAQ Capital Market on February 3, 2022. The actual number of shares issued will vary depending on the price at which shares may be sold from time to time under this offering.
Manner of offering	“At the market offering” that may be made from time to time through or to B. Riley Securities and Needham & Company, as sales agents or principals. See “Plan of Distribution” on page S-8 of this prospectus supplement.
Use of Proceeds	We currently intend to use the net proceeds primarily for general corporate purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds. As a result, our management will retain broad discretion in the allocation and use of the net proceeds. See “Use of Proceeds” on page S-6 of this prospectus supplement.
Risk Factors	An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page S-4 of this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
NASDAQ Capital Market Symbol	“GTYH”.

Risk Factors

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including any risk factors contained in our annual, quarterly and other reports filed with the SEC. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose part or all of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to this Offering and Our Common Stock

We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

Our management will have broad discretion in the application of the net proceeds from this offering, if any, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

The sale of our common stock in this offering and any future sales of our common stock may depress our stock price and our ability to raise funds in new stock offerings.

We may issue common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In addition, sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all. We cannot predict the number of these shares that might be resold or the effect that future sales of our shares of common stock would have on the market price of our shares of common stock.

We plan to sell shares of our common stock in “at the market offerings” and investors who buy shares of our common stock at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of their shares of our common stock. The trading price of our common stock has been volatile and subject to wide fluctuations. Many factors could have an impact on the market price of our common stock, including the factors described above and in the accompanying prospectus and those incorporated by reference herein and therein.

We cannot predict the actual number of shares of our common stock that we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agents at any time throughout the term of the Sales Agreement. The number of shares of our common stock that are sold through the Sales Agents will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Sales Agents in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not possible to predict the number of shares that will be sold or the gross proceeds we will raise in connection with those sales.

Since we do not expect to pay dividends for the foreseeable future, investors may be forced to sell their stock in order to realize a return on their investment.

Since we do not expect to pay any dividends for the foreseeable future, investors may be forced to sell their shares in order to realize a return on their investment. We have not declared or paid any dividends on our common stock. We do not anticipate that we will pay any dividends to holders of our common stock for the foreseeable future. Any payment of cash dividends will be at the discretion of our board of directors and will depend on our financial condition, capital requirements, legal requirements, earnings and other factors. Our ability to pay dividends is restricted by the terms of our revolving credit facility and might be restricted by the terms of any indebtedness that we incur in the future. Consequently, you should not rely on dividends in order to receive a return on your investment.

Special Note Regarding Forward-Looking Statements

Certain statements and information in this prospectus and the documents we incorporate by reference may constitute forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the business combination;

•	the future financial performance of the Company, including our revenues, cost of revenue, gross profit, operating expenses, ability to generate positive cash flow and ability to achieve profitability;

•	the sufficiency of our cash to meet our liquidity needs;

•	changes in the market for our products;

•	expansion plans and opportunities; and

•	other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	public health crises, epidemics, and pandemics such as the COVID-19 pandemic;

•	the extent of the impact of the COVID-19 pandemic, including the duration, spread, and severity of the outbreak and variants, vaccination rates, treatments, testing and any recurrence of the COVID-19 pandemic, the duration and scope of related government orders and restrictions and challenges to them, the impact on our employees, and the extent of the impact of the COVID-19 pandemic on overall demand for the Company’s cloud-based suite of solutions and related products and services;

•	local, regional, national, and international economic conditions that have deteriorated as a result of the COVID-19 pandemic, including the risks of inflation, the risks of a global recession or a recession in one or more of our key markets, and the impact they may have on us and our customers and our assessment of that impact;

•	our ability to attract, retain, and motivate key employees and, if they depart, to recruit, hire and motivate replacements with comparable or better knowledge, skills and abilities;

•	the risk that the ongoing integration of the businesses acquired in the business combination, or any subsequent acquisitions, may disrupt current plans and operations;

•	the ability to fully recognize the anticipated benefits of the business combination and to recognize the benefits of any subsequent acquisitions, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	costs related to the business combination and any subsequent acquisitions;

•	changes in applicable laws or regulations and the adoption of new accounting standards, statements and interpretations;

•	legal proceedings and investigations that could harm our business, including those relating to former special purpose acquisition companies;

•	the risk that we are unable to generate sufficient cash flow from our business to make payments on our debt;

•	the ability to raise or borrow additional funds on acceptable terms;

•	the possibility that we may be adversely affected by other economic, business, or competitive factors; and

•	other risks set forth under “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Reports on Form 10-Q for the three months ended March 31, 2021, June 30, 2021 and September 30, 2021 and other reports filed time to time with the SEC.

Our forward-looking statements speak only as of the time that they are made and do not necessarily reflect our outlook at any other point in time, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances that arise after the date of this prospectus, the date of any applicable prospectus supplement, the date of any free writing prospectus or the date of the documents incorporated by reference herein that include forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Use of Proceeds

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $10,000,000 from time to time. In order for us to raise more than $1,000,000 in aggregate sales proceeds under the Sales Agreement, consent from the lenders under the Loan and Security Agreement, dated November 13, 2020, among us, the lenders party thereto, and Acquiom Agency Services LLC, as agent for the lenders, will be required. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes. Pending these uses, we intend to invest the net proceeds primarily in government securities and short-term, interest-bearing securities.

Dilution

If you invest in our common stock, your ownership interest will be diluted by the difference between the assumed public offering price per share of our common stock and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of September 30, 2021 was approximately $(90.0) million, or $(1.56) per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2021. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering. Dilution per share to new investors represents the difference between the amount per share paid by purchasers for our common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.

After giving effect to the sale of our common stock during the term of the Sales Agreement with the Sales Agents in the aggregate amount of $10 million at an assumed public offering price of $4.93 per share of common stock (the last reported sale price of our common stock on The NASDAQ Capital Market on February 3, 2022), and after deducting the commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2021 would have been approximately $(80.0) million, or $(1.34) per share of common stock. This represents an immediate increase in the as adjusted net tangible book value of $0.22 per share to our existing stockholders and an immediate dilution of $6.27 per share of common stock issued to the new investors purchasing securities in this offering.

The following table illustrates this per share dilution:

Assumed public offering price per share of common stock		$4.93
Net tangible book value per share as of September 30, 2021	$(1.56)
Increase in net tangible book value per share attributable to new investors	$0.22
As adjusted net tangible book value per share after giving effect to this offering		$(1.34)
Dilution in net tangible book value per share to new investors		$6.27

An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $4.93 per share shown in the table above, assuming all of our common stock in the aggregate amount of $5.93 is sold at that price, would result in net tangible book value per share after the offering of $(1.35) per share and would result in dilution in adjusted net tangible book value per share to new investors in this offering of $7.28 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $4.93 per share shown in the table above, assuming all of our common stock in the aggregate amount of $3.93 is sold at that price, would result in adjusted net tangible book value per share after the offering to $(1.33) per share and would result in dilution in net tangible book value per share to new investors in this offering to $5.26 per share, after deducting commissions and estimated aggregate offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

The above table is based on 57,571,046 shares of common stock outstanding as of September 30, 2021. Unless specifically stated otherwise, the information in this prospectus supplement is as of September 30, 2021 and excludes:

•	240,421 shares of common stock issuable upon the exercise of stock options, at a weighted average exercise price of $2.28 per share;

•	3,883,241 shares of common stock issuable upon the vesting of restricted stock units;

•	27,093,334 shares of common stock issuable upon the exercise of warrants; and

•	1,358,719 shares of our common stock reserved for future issuance under our equity incentive plans.

To the extent that options or warrants outstanding as of September 30, 2021 are exercised or outstanding securities are converted or restricted stock units vest, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, including the issuance of securities to fund a strategic transaction, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale or issuance of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Plan of Distribution

We have entered into an At Market Issuance Sales Agreement (referred to herein as the “Sales Agreement”) with B. Riley Securities and Needham & Company (referred to herein as the “Sales Agents”), dated February 4, 2022. Pursuant to the Sales Agreement, under this prospectus we may issue and sell our common stock having aggregate sales proceeds of up to $10,000,000 from time to time through or to the Sales Agents, acting as agents or principals, subject to certain limitations. In order for us to raise more than $1,000,000 in aggregate sales proceeds under the Sales Agreement, consent from the lenders under the Loan and Security Agreement, dated November 13, 2020, among us, the lenders party thereto, and Acquiom Agency Services LLC, as agent for the lenders, will be required. Sales of shares of our common stock, if any, will be made by any method deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act.

Each time we wish to issue and sell common stock under the Sales Agreement, we will notify a Sales Agent designated by us of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed such Sales Agent, unless the Sales Agent declines to accept the terms of such notice, the designated Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the designated Sales Agent under the Sales Agreement to sell our common stock are subject to a number of conditions that we must meet.

The Sales Agents will be entitled to a commission in an amount up to 3.0% of the gross sales price per share sold under the Sales Agreement. The Sales Agents may also receive customary brokerage commissions from purchasers of the common stock in compliance with FINRA Rule 2121. The Sales Agents may effect sales to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the Sales Agents and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. In addition, we have agreed to reimburse legal expenses of the Sales Agents in an amount not to exceed $50,000 in connection with entering into the Sales Agreement plus up to $7,500 upon each appliable Representation Date as such term is defined in the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation payable to the Sales Agents under the terms of the Sales Agreement, will be approximately $250,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The offering pursuant to the Sales Agreement will terminate upon the earliest of (i) the sale of all shares of common stock subject to the Sales Agreement or (ii) termination of the Sales Agreement as permitted therein.

In connection with the sales of common stock on our behalf, the Sales Agents will be deemed “underwriters” within the meaning of the Securities Act, and the compensation of the Sales Agents will be deemed underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act.

The Sales Agents and their affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

In addition, the Sales Agreement provides that we will not (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any of our securities to facilitate the sale or resale of common stock, or (ii) sell, bid for, or purchase common stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the common stock under the Sales Agreement other than the Sales Agents.

Legal Matters

Certain legal matters relating to this offering will be passed upon for us by Davis Graham & Stubbs LLP, Denver, Colorado. TCF Law Group PLLC will issue an opinion to us regarding certain matters of Massachusetts law, including the validity of the shares of common stock to be issued by us and offered hereby. Blank Rome LLP is acting as counsel to the Sales Agents in connection with this offering.

Experts

The consolidated balance sheets of GTY Technology Holdings Inc. as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2020 and 2019, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report which is incorporated by reference. Such consolidated financial statements have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of a registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are also available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

Our website address is www.gtytechnology.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN Information By Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 19, 2021;

•	the information in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2021 that is incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021;

•	our Current Reports on Form 8-K filed with the SEC on April 15, 2021, May 4, 2021, June 23, 2021, July 7, 2021, July 27, 2021, September 22, 2021, November 4, 2021 and January 26, 2022;

•	the description of shares of our common stock and warrants contained in our Current Report on Form 8-K12B/A filed with the SEC on March 18, 2019, including any amendment or report filed for the purpose of updating such descriptions.

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the underlying securities.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC by us, such information or exhibit is specifically not incorporated by reference in this prospectus supplement and the accompanying prospectus.

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning us at the following address: TJ Parass, Chief Executive Officer, GTY Technology Holdings Inc., 800 Boylston Street, 16th Floor, Boston, Massachusetts 02199, phone number (877) 465-3200.

PROSPECTUS

GTY Technology Holdings Inc.

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

We may offer and sell, at any time and from time to time, in one or more offerings, any of the following securities:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants; and

•	subscription rights.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents or directly to purchasers. The applicable prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering, including any required information about the firms we use and the discounts or commissions we may pay them for their services. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 27 of this prospectus.

If any securities are to be listed or quoted on a securities exchange or quotation system, our prospectus supplement will say so. Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “GTYH.” On February 1, 2022, the last reported sale price of our common stock on Nasdaq was $5.17 per share.

There is currently no market through which the securities, other than our common stock, may be sold and you may not be able to resell such securities purchased under this prospectus and any applicable prospectus supplement. This may affect the pricing of such securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission. See the section entitled “Risk Factors” on page 2 of this prospectus, in our other filings with the Securities and Exchange Commission and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 2, 2022.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement, and in other offering material, including free writing prospectuses, if any, or information contained in documents to which you are referred by this prospectus or any prospectus supplement, or in other offering material, if any. We have not authorized anyone to provide you with different information. We are not offering to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus up to a total dollar amount of $50,000,000.

This prospectus provides you with only a general description of the securities we may offer. It is not meant to be a complete description of any security. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We and any underwriter or agent that we may from time to time retain may also provide other information relating to an offering, which we refer to as “other offering material.” The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement, and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described in the section entitled “Where You Can Find More Information” and any other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

Unless otherwise indicated or the context otherwise requires, all references to “GTY,” the “Company,” “we,” “our,” “ours” and “us” refer to GTY Technology Holdings Inc. and its consolidated subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

THE COMPANY

GTY is software as a service (“SaaS”) company that offers a primarily cloud-based suite of solutions for the public sector, primarily in North America. GTY brings leading government technology companies together to achieve a new standard in citizen engagement and resource management. GTY solutions provide public sector organizations with the ability to communicate, engage, interact, conduct business and transact with their constituents in a simple and easy manner spanning functions in procurement, payments, grants management, budgeting, and permitting.

Our primary wholly owned subsidiaries are Bonfire Interactive Ltd. (“Bonfire”), CityBase, Inc. (“CityBase”), eCivis, Inc. (“eCivis”), Open Counter Enterprises Inc. (“OpenCounter”), Questica® Software Inc. and Questica USCDN Inc. and Questica Ltd. (collectively, “Questica”), and Sherpa Government Solutions LLC (“Sherpa”). Bonfire provides strategic sourcing and procurement SaaS to enable confident and compliant spending decisions. CityBase provides government payment solutions to connect constituents with utilities and government agencies. eCivis offers a grants management system to maximize grant revenues and track performance. OpenCounter provides government permitting SaaS to guide applicants through complex permitting and licensing procedures. Questica offers budget preparation and management SaaS and software to deliver on financial and non-financial strategic objectives. Sherpa provides public-sector budgeting SaaS, software and consulting services.

We were formed on August 11, 2016 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Until 2019, we neither engaged in any operations nor generated any revenues. We recognized an opportunity to replace costly legacy systems with scalable and efficient SaaS products. Our search led to the acquisition of Bonfire, CityBase, eCivis, OpenCounter, Questica, and Sherpa on February 19, 2019 (the “business combination”).

Our principal executive offices are located at 800 Boylston Street, 16th Floor, Boston, Massachusetts. Our telephone number at this address is (877) 465-3200. Our website address is www.gtytechnology.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

RISK FACTORS

Investing in the securities offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the risk factors described below and in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2021, June 30, 2021 and September 30, 2021 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as any prospectus supplement relating to a specific security. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the section entitled “Where You Can Find More Information” on page 27 of this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment.

Our success depends on our ability to attract, retain and motivate key employees.

Our business is based on successfully attracting, retaining and motivating talented employees representing diverse backgrounds, experiences, and skill sets. The market for highly skilled workers and leaders in our industry is extremely competitive, including as a result of departures from the workforce and work-from-anywhere policies. Maintaining our reputation, as well as a diverse and inclusive work environment that enables all our employees to thrive, are important to our ability to recruit, retain and motivate employees. If we are less successful in our recruiting efforts, or if we cannot retain and motivate highly skilled workers and key leaders, our ability to develop and deliver successful products and services may be adversely affected. Effective succession planning is also important to our long-term success. Failure to ensure effective transfer of knowledge and smooth transitions involving key employees could hinder our strategic planning and execution. How employment-related laws are interpreted and applied to our workforce practices may result in increased operating costs and less flexibility in how we meet our workforce needs.

Legal proceedings and investigations could harm our business and result in substantial costs.

We may be involved in various claims, suits, investigations and legal proceedings that arise from time to time in the ordinary course of business. Additional legal claims or regulatory matters affecting us and our subsidiaries may arise in the future and could involve stockholder, consumer, regulatory, compliance, intellectual property, antitrust, tax and other issues. Litigation and investigations inherently are unpredictable. Regardless of the merits, litigation or investigations may be costly, time-consuming and disruptive to our business. We could incur costs for responding, judgments or settlements that could adversely affect our operating results or cash flows in a particular period. In addition, our business, operating results and financial condition could be adversely affected if any infringement or other intellectual property claim made against us by any third party is successful, or if we fail to develop non-infringing technology or license the proprietary rights on commercially reasonable terms and conditions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus and the documents we incorporate by reference may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the business combination;

•	the future financial performance of the Company, including our revenues, cost of revenue, gross profit, operating expenses, ability to generate positive cash flow and ability to achieve profitability;

•	the sufficiency of our cash to meet our liquidity needs;

•	changes in the market for our products;

•	expansion plans and opportunities; and

•	other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	public health crises, epidemics, and pandemics such as the COVID-19 pandemic;

•	the extent of the impact of the COVID-19 pandemic, including the duration, spread, and severity of the outbreak and variants, vaccination rates, treatments, testing and any recurrence of the COVID-19 pandemic, the duration and scope of related government orders and restrictions and challenges to them, the impact on our employees, and the extent of the impact of the COVID-19 pandemic on overall demand for the Company’s cloud-based suite of solutions and related products and services;

•	local, regional, national, and international economic conditions that have deteriorated as a result of the COVID-19 pandemic, including the risks of inflation, the risks of a global recession or a recession in one or more of our key markets, and the impact they may have on us and our customers and our assessment of that impact;

•	our ability to attract, retain, and motivate key employees and, if they depart, to recruit, hire and motivate replacements with comparable or better knowledge, skills and abilities;

•	the risk that the ongoing integration of the businesses acquired in the business combination, or any subsequent acquisitions, may disrupt current plans and operations;

•	the ability to fully recognize the anticipated benefits of the business combination and to recognize the benefits of any subsequent acquisitions, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	costs related to the business combination and any subsequent acquisitions;

•	changes in applicable laws or regulations and the adoption of new accounting standards, statements and interpretations;

•	legal proceedings and investigations that could harm our business, including those relating to former special purpose acquisition companies;

•	the risk that we are unable to generate sufficient cash flow from our business to make payments on our debt;

•	the ability to raise or borrow additional funds on acceptable terms;

•	the possibility that we may be adversely affected by other economic, business, or competitive factors; and

•	other risks set forth under “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Reports on Form 10-Q for the three months ended March 31, 2021, June 30, 2021 and September 30, 2021 and other reports filed time to time with the SEC.

Our forward-looking statements speak only as of the time that they are made and do not necessarily reflect our outlook at any other point in time, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances that arise after the date of this prospectus, the date of any applicable prospectus supplement, the date of any free writing prospectus or the date of the documents incorporated by reference herein that include forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds of any offering of our securities for working capital, repayment of debt and other general corporate purposes. We will have significant discretion in the use of any net proceeds. The net proceeds from the sale of securities may be invested temporarily until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of our securities in an applicable prospectus supplement or other offering material related to the offered securities.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the capital stock, debt securities, warrants, and subscription rights that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of any security. At the time of an offering and sale, this prospectus, together with the accompanying prospectus supplement, will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and is not complete. We urge you to read in their entirety our restated articles of organization (our “charter”) and our bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference herein.

Authorized and Outstanding Stock

Under our charter, our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.0001 per share and 25,000,000 shares of preferred stock, par value $0.0001 per share. As of January 20, 2022, there were 57,783,815 shares of common stock outstanding and no shares of preferred stock outstanding. As of January 20, 2022, there were 27,093,334 warrants to purchase shares of our common stock outstanding. As of January 20, 2022, there were 5,393,629 shares of certain of our subsidiaries that are exchangeable on a one-for-one basis for shares of the Company’s common stock. The outstanding shares of our common stock are duly and validly issued, fully paid and nonassessable, and any shares of our common stock issued upon exercise of our warrants will be duly and validly issued, fully paid and nonassessable. Our common stock is listed on Nasdaq under the symbol “GTYH.”

Common Stock

Voting Power. Except as otherwise required by law or as otherwise provided in any amendment or restatement of our charter establishing any series of preferred stock, the holders of our common stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Each share of common stock is entitled to one vote on matters to be voted on by stockholders.

Dividends. Holders of our common stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, the holders of our common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after we have satisfied or made provision for the satisfaction of our debts and obligations and shall have paid or made provision for satisfaction of the rights of the holders of the preferred stock, if any.

Preemptive or Other Rights. There are no preemptive or other subscription rights and no sinking fund or redemption provisions applicable to holders of our common stock.

Election of Directors. Our charter does not provide for cumulative voting with respect to the election of directors. We have a classified board of directors that is divided into three classes with staggered three-year terms. Only one class of directors will be subject to election at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. Our bylaws contemplate, among other things, that (i) at a meeting of shareholders in which the number of nominees for election to our board of directors is equal to or less than the number of directors to be elected, a nominee for director shall be elected to the board of directors only if the majority of votes cast at such meeting (with “abstentions” and “broker non-votes” not counted as votes cast) are cast “for” such nominee’s election and (ii) at a meeting of shareholders in which the number of nominees for election to our board of directors exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast at such meeting.

Preferred Stock

Our charter authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the number of shares to be included in such series;

•	the designation of such series;

•	the powers of such series; and

•	the preferences and rights of such series and any qualifications, limitations or restrictions thereof.

The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could also adversely affect the voting power and dividend and liquidation rights of the holders of common stock. The issuance of preferred stock could also, under certain circumstances, have the effect of delaying, deferring or preventing a change of control of GTY or the removal of existing management or otherwise adversely affect the market price of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights of that series of preferred stock.

You should refer to the amendment to our charter establishing a particular series of preferred stock which will be filed with the Secretary of State of the State of Massachusetts and the SEC in connection with any offering of preferred stock.

Each prospectus supplement relating to a series of preferred stock may describe material U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of preferred stock.

Warrants

Each whole warrant, whether a public warrant or private placement warrant, is exercisable to purchase one share of common stock at $11.50 per share.

Public Warrants

As of January 20, 2022, we had 18,400,000 public warrants outstanding. Each public warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per whole share and is subject to adjustment as discussed below. A warrant holder may exercise its warrants only for a whole number of shares. The warrants will expire on February 19, 2024, which is five years after the closing date of the business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. The public warrants were determined to be equity classified in accordance with ASC 815, Derivatives and Hedging.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to its satisfying its obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a share of common stock upon exercise of a warrant unless the share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We are obligated to maintain the effectiveness of a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. A registration statement covering the shares of common stock issuable upon exercise of the warrants was declared effective by the SEC on May 28, 2019 and amended effective December 1, 2021. During any period when we may fail to maintain an effective registration statement, warrant holders may, until such time as there is again an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Private Placement Warrants

At the time of our initial public offering, our sponsor purchased 8,693,334 warrants in a private placement at a price of $1.50 per warrant. The private placement warrants are identical to the public warrants, except that the private placement warrants and the shares issuable upon exercise of the private placement warrants were not transferable, assignable or salable until 30 days after the completion of the business combination, subject to certain limited exceptions. Additionally, the private placement warrants are non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the private placement warrants are held by someone other than the initial shareholders or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by such holders on the same basis as the public warrants. Because the Company’s private placement warrants do not otherwise contain a provision whereby the Company can redeem them, the private placement warrants were recorded at fair value as a liability in the Company’s consolidated balance sheet following the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies that the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC issued on April 12, 2021.

Redemption

We may call the public warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•	if, and only if, the last reported closing price of our shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If we call the public warrants for redemption, management will have the option to require all holders that wish to exercise the public warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of shares at a price below its exercise price. Additionally, in no event will we be required to net cash settle the warrants shares.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock and our warrants is Broadridge Corporate Issuer Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717.

Certain Anti-Takeover Provisions of Massachusetts Law and our Charter

We are, as a corporation incorporated under the laws of the Commonwealth of Massachusetts, subject to the provisions of the Massachusetts General Laws.

Chapter 110F of the Massachusetts General Laws generally provides that, if a person acquires 5% or more of the stock of a Massachusetts corporation without the approval of the board of directors of that corporation, such person may not engage in certain transactions with the corporation for a period of three years following the time that person becomes a 5% shareholder, with certain exceptions. A Massachusetts corporation may elect in its articles of organization or bylaws not to be governed by Chapter 110F.

Under the Massachusetts control share acquisitions statute, Chapter 110D of the Massachusetts General Laws, a person who acquires beneficial ownership of shares of stock of a corporation in a threshold amount equal to one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting stock of the corporation, referred to as a control share acquisition, must obtain the approval of a majority of shares entitled to vote generally in the election of directors (excluding (i) any shares owned by any person acquiring or proposing to acquire beneficial ownership of shares in a control share acquisition, (ii) any shares owned by any officer of the corporation and (iii) any shares owned by any employee of the corporation who is also a director of the corporation) for the purpose of acquiring voting rights for the shares that such person acquires in crossing the foregoing thresholds.

The Massachusetts control share acquisitions statute permits the corporation, to the extent authorized by its articles of organization or bylaws, to redeem all shares acquired by an acquiring person in a control share acquisition for fair value (which is to be determined in accordance with procedures adopted by the corporation) if  (i) no control share acquisition statement is delivered by the acquiring person or (ii) a control share acquisition statement has been delivered and voting rights were not authorized for such shares by the shareholders in accordance with the applicable provision of the control share acquisitions statute.

If the voting rights for shares acquired in a control share acquisition are authorized by a majority of shareholders, the acquirer has acquired beneficial ownership of a majority or more of all voting power in the election of directors, then each stockholder of record, other than the acquirer, who has not voted in favor of authorizing voting rights for the control may demand payment for his or her stock and an appraisal in accordance with Chapter 156D of the Massachusetts General Laws.

The Massachusetts control share acquisition statute permits a Massachusetts corporation to elect not to be governed by the statute’s provisions by including a provision in the corporation’s articles of organization or bylaws pursuant to which the corporation opts out of the statute.

Massachusetts law provides that the board of directors of a public corporation be staggered into three groups having terms of three years. This could make it difficult to replace a majority of the board in any one year. A corporation may elect not to be governed by this provision by a vote of the board of directors, or by two-thirds of each class of stock outstanding at a meeting duly called for the purpose of voting on an exemption.

Chapter 110C of the Massachusetts General Laws (i) subjects an offeror to certain disclosure and filing requirements before such offeror can proceed with a takeover bid, defined to include any acquisition of or offer to acquire stock by which, after acquisition, the offeror would own more than 10% of the issued and outstanding equity securities of a target company and (ii) provides that, if a person (together with its associates and affiliates) beneficially owns more than 5% of the stock of a Massachusetts corporation, such person may not make a takeover bid if during the preceding year such person acquired any of the subject stock with the undisclosed intent of gaining control of the corporation. The statute contains certain exceptions to these prohibitions, including if the board of directors approves the takeover bid, recommends it to the corporation’s shareholders and the terms of the takeover are furnished to shareholders. The validity of Chapter 110C has been called into questioned by a 1982 U.S. Supreme Court decision that invalidated a similar law in the state of Illinois.

Elimination of Liability in Certain Circumstances

Our charter contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Massachusetts law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors to the extent provided by applicable law, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	distributions to shareholders not in compliance with the Massachusetts Business Corporation Act; or

•	any transaction from which the director derived an improper personal benefit.

Our charter provides that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Massachusetts law. We expect to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our charter may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately or upon exercise of a debt warrant from time to time. The debt securities offered by this prospectus will be issued under one of two separate indentures between us and the trustee. We filed the forms of indenture as exhibits to the registration statement of which this prospectus is a part. The senior note indenture and the subordinated note indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” We may also issue debt securities under a separate, new indenture. If that occurs, we will describe any differences in the terms of any indenture in the prospectus supplement.

The debt securities will be obligations of the Company and will be either senior or subordinated debt securities. We have summarized material selected provisions of the indentures and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indentures. References to section numbers in this prospectus, unless otherwise indicated are references to section numbers of the applicable indenture. For purposes of this summary, the terms “we,” “our” and “us” refer only to GTY Technology Holdings Inc. and not to any of its subsidiaries. Section references included in this summary of our debt securities refer to specific sections of the indentures.

The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. The indentures also do not limit our ability to incur other debt. The indentures give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of the same series.

We will describe the material terms of each series of debt securities we offer in a supplement to this prospectus. Each prospectus supplement relating to a series of debt securities may also describe material U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of debt securities. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939. You should carefully read the summary below the applicable prospectus supplement and the provisions of the indentures that may be important to you before investing in our debt securities.

Ranking

The senior debt securities offered by this prospectus will:

•	be general obligations;

•	rank equally with all other unsubordinated indebtedness of the Company (except to the extent such other indebtedness is secured by collateral that does not also secure the senior debt securities offered by this prospectus); and

•	with respect to the assets and earnings of our subsidiaries, effectively rank below all of the liabilities of our subsidiaries.

The subordinated debt securities offered by this prospectus will:

•	be general obligations;

•	rank subordinated and junior in right of payment, to the extent set forth in the subordinated note indenture to all senior debt of the Company; and

•	with respect to the assets and earnings of our subsidiaries, effectively rank below all of the liabilities of our subsidiaries.

A substantial portion of our assets are owned through our subsidiaries, many of which may have debt or other liabilities of their own that will be structurally senior to the debt securities. Therefore, our rights and the rights of our creditors, including holders of debt securities, to participate in the assets of any subsidiary upon any such subsidiary’s liquidation may be subject to the prior claims of the subsidiary’s other creditors.

Subject to the exceptions, and subject to compliance with the applicable requirements set forth in the indentures, we may discharge our obligations under the indentures with respect to our debt securities as described below under “Defeasance”.

Terms

We will describe the specific material terms of the series of debt securities being offered in a supplement to this prospectus. These terms may include some or all of the following:

•	the title of the debt securities;

•	whether the debt securities will be senior or subordinated debt;

•	whether and the extent to the debt securities are entitled to the benefits of a form of guarantee;

•	any limit on the total principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable and whether the stated maturity date can be extended or the method used to determine or extend those dates;

•	any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing, and the basis for calculating interest if other than a 360-day year of twelve 30-day months;

•	the place or places where payments on the debt securities will be payable, where the debt securities may be presented for registration of transfer, exchange or conversion, and where notices and demands to or upon us relating to the debt securities may be made, if other than the corporate trust office of the trustee;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period;

•	the rate or rates of amortization of the debt securities, if any;

•	any provisions for redemption of the debt securities;

•	any provisions that would allow or obligate us to redeem or purchase the debt securities prior to their maturity pursuant to any sinking fund or analogous provision or at the option of the holder;

•	the purchase price for the debt securities and the denominations in which we will issue the debt securities, if other than a minimum denomination of $2,000 and integral multiple of $1,000;

•	any provisions that would determine payments on the debt securities by reference to an index or a formula or other method and the manner of determining the amount of such payments, any foreign currency, currencies or currency units in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable and the manner for determining the equivalent amount in U.S. dollars;

•	any provisions for payments on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable;

•	the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the entire principal amount;

•	any variation of the defeasance and covenant defeasance sections of the indentures and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution;

•	whether we will issue the debt securities in the form of temporary or permanent global securities, the depositaries for the global securities, and provisions for exchanging or transferring the global securities;

•	whether the interest rate on the debt securities may be reset;

•	whether the stated maturity of the debt securities may be extended;

•	any deletion or addition to or change in the events of default for the debt securities and any change in the rights of the trustee or the holders or the debt securities arising from an event of default including, among others, the right to declare the principal amount of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures;

•	any additions or changes to the indentures necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	the appointment of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	the terms of any right to convert or exchange the debt securities into any other securities or property;

•	the terms and conditions, if any, pursuant to which the debt securities are secured;

•	any restriction or condition on the transferability of the debt securities;

•	the person to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered on the record date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•	if the principal amount payable at the stated maturity of any debt will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal shall be determined);

•	whether, under what circumstances and the currency in which we will pay any additional amount on the debt securities as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts (and the terms of any such option);

•	in the case of subordinated debt securities, any subordination provisions and related definitions which may be applicable in addition to, or in lieu of, those contained in the subordinated note indenture;

•	the exchanges, if any, on which the debt securities may be listed; and

•	any other terms of the debt securities consistent with the indentures.

Any limit on the maximum total principal amount for any series of the debt securities may be increased by resolution of our board of directors. We may sell the debt securities, including original issue discount securities, at a substantial discount below their stated principal amount. If there are any special United States federal income tax considerations applicable to debt securities we sell at an original issue discount, we will describe them in the prospectus supplement. In addition, we will describe in the prospectus supplement any special United States federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.

Form, Exchange and Transfer

We will issue the debt securities in registered form, without coupons. Unless we inform you otherwise in the prospectus supplement, we will only issue debt securities in denominations of $2,000 and integral multiples of $1,000 thereafter.

Holders generally will be able to exchange debt securities for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations.

Holders may present debt securities for exchange or for registration of transfer at the office of the security registrar or at the office of any transfer agent we designate for that purpose. The security registrar or designated transfer agent will exchange or transfer the debt securities if it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any exchange or registration of transfer of debt securities. However, we and the security registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable for the registration of transfer or exchange. Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee as security registrar. We will identify any transfer agent in addition to the security registrar in the prospectus supplement. At any time, we may:

•	designate additional transfer agents;

•	rescind the designation of any transfer agent; or

•	approve a change in the office of any transfer agent.

However, we are required to maintain a transfer agent in each place of payment for the debt securities at all times. If we elect to redeem a series of debt securities, neither we nor the trustee will be required:

•	to issue, register the transfer of or exchange any debt securities of that series during the period beginning at the opening of business 15 days before the day we mail the notice of redemption for the series and ending at the close of business on the day the notice is mailed; or

•	to register the transfer or exchange of any debt security of that series so selected for redemption, except for any portion not to be redeemed.

Payment and Paying Agents

Under the indentures, we will pay interest on the debt securities to the persons in whose names the debt securities are registered at the close of business on the regular record date for each interest payment. However, unless we inform you otherwise in the prospectus supplement, we will pay the interest payable on the debt securities at their stated maturity to the persons to whom we pay the principal amount of the debt securities. The initial payment of interest on any series of debt securities issued between a regular record date and the related interest payment date will be payable in the manner provided by the terms of the series, which we will describe in the prospectus supplement.

Unless we inform you otherwise in the prospectus supplement, we will pay principal, premium, if any, and interest on the debt securities at the offices of the paying agents we designate. However, except in the case of a global security, we may pay interest:

•	by check mailed to the address of the person entitled to the payment as it appears in the security register, or

•	by wire transfer in immediately available funds to the place and account designated in writing at least fifteen days prior to the interest payment date by the person entitled to the payment as specified in the security register.

We will designate the trustee as the sole paying agent for the debt securities unless we inform you otherwise in the prospectus supplement. If we initially designate any other paying agents for a series of debt securities, we will identify them in the prospectus supplement. At any time, we may designate additional paying agents or rescind the designation of any paying agents. However, we are required to maintain a paying agent in each place of payment for the debt securities at all times.

Any money deposited with the trustee or any paying agent in trust for the payment of principal, premium, if any, or interest on the debt securities that remains unclaimed for one year after the date the payments became due, may be repaid to us upon our request. After we have been repaid, holders entitled to those payments may only look to us for payment as our unsecured general creditors. The trustee and any paying agents will not be liable for those payments after we have been repaid.

Restrictive Covenants

We will describe any restrictive covenants for any series of debt securities in the prospectus supplement.

Consolidation, Merger and Sale of Assets

Under the indentures, we may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person as (as defined below), referred to as a “successor person” unless:

•	the successor person expressly assumes our obligations with respect to the debt securities and the indentures;

•	immediately after giving effect to the transaction, no event of default shall have occurred and be continuing and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	we have delivered to the trustee the certificates and opinions required under the respective indenture.

As used in the indentures, the term “person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization, government or agency or political subdivision thereof.

Events of Default

Unless we inform you otherwise in the prospectus supplement, each of the following will be an event of default under the applicable indenture with respect to any series of debt securities:

•	our failure to pay principal or premium, if any, on that series of debt securities when such principal or premium, if any, becomes due;

•	our failure to pay any interest on that series of debt securities for 30 days after such interest becomes due;

•	our failure to deposit any sinking fund payment for 30 days after such payment is due by the terms of that series of debt securities;

•	our failure to perform, or our breach, in any material respect, of any other covenant or warranty in the indenture with respect to that series of debt securities, other than a covenant or warranty included in such indenture solely for the benefit of another series of debt securities, for 90 days after either the trustee has given us or holders of at least 25% in principal amount of the outstanding debt securities of that series have given us and the trustee written notice of such failure to perform or breach in the manner required by the indentures;

•	specified events involving the bankruptcy, insolvency or reorganization of us; and

•	any other event of default we may provide for that series of debt securities; provided, however, that no event described in the fourth bullet point above will be an event of default until an officer of the trustee responsible for the administration of the indentures has actual knowledge of the event or until the trustee receives written notice of the event at its corporate trust office.

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. If an event of default for a series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series due and immediately payable by a notice in writing to us (and to the trustee if given by the holders); provided that, in the case of an event of default involving certain events of bankruptcy, insolvency or reorganization, such acceleration is automatic; and provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, subject to certain conditions, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal have been cured or waived. Upon such acceleration, we will be obligated to pay the principal amount of that series of debt securities.

The right described in the preceding paragraph does not apply if an event of default occurs as described in the sixth bullet point above (i.e., other events of default), which is common to all series of our debt securities then outstanding. If such an event of default occurs and is continuing, either the trustee or holders of at least 25% in principal amount of all series of the debt securities then outstanding, treated as one class, may declare the principal amount of all series of the debt securities then outstanding to be due and payable immediately by a notice in writing to us (and to the trustee if given by the holders). Upon such declaration, we will be obligated to pay the principal amount of the debt securities.

If an event of default occurs and is continuing, the trustee will generally have no obligation to exercise any of its rights or powers under the indentures at the request or direction of any of the holders, unless the holders offer indemnity to the trustee reasonably satisfactory to it. The holders of a majority in principal amount of the outstanding debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee for the debt securities of that series; provided that:

•	the direction is not in conflict with any law or the indentures;

•	the trustee may take any other action it deems proper which is not inconsistent with the direction; and

•	the trustee will generally have the right to decline to follow the direction if an officer of the trustee determines, in good faith, that the proceeding would involve the trustee in personal liability or would otherwise be contrary to applicable law.

A holder of a debt security of any series may only institute proceedings or pursue any other remedy under the indentures if:

•	the holder gives the trustee written notice of a continuing event of default;

•	holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to institute proceedings with respect to such event of default;

•	the holders offer indemnity to the trustee reasonably satisfactory to it against any loss, liability or expense in complying with such request;

•	the trustee fails to institute proceedings within 60 days after receipt of the notice, request and offer or indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

However, these limitations do not apply to a suit by a holder of a debt security demanding payment of the principal, premium, if any, or interest on a debt security on or after the date the payment is due.

We will be required to furnish to the trustee annually a statement by some of our officers regarding our performance or observance of any of the terms of the indentures and specifying all of our known defaults, if any.

Modification and Waiver

When authorized by a board resolution, we may enter into one or more supplemental indentures with the trustee without the consent of the holders of the debt securities in order to:

•	provide for the assumption of our obligations to holders of debt securities in the case of a merger or consolidation or sale of substantially all of our assets;

•	add to our covenants for the benefit of the holders of any series of debt securities or to surrender any of our rights or powers;

•	add any additional events of default for any series of debt securities for the benefit of the holders of any series of debt securities;

•	add to, change or eliminate any provision of the indentures applying to one or more series of debt securities; provided that if such action adversely affects the interests of any holder of any series of debt securities in any material respect, such addition, change or elimination will become effective with respect to that series only when no such security of that series remains outstanding;

•	secure the debt securities;

•	establish the forms or terms of any series of debt securities;

•	provide for uncertificated securities in addition to certificated securities;

•	evidence and provide for successor trustees and to add to or change any provisions of the indentures to the extent necessary to appoint a separate trustee or trustees for a specific series of debt securities;

•	correct any ambiguity, defect or inconsistency under the indentures;

•	add any person as a guarantor;

•	make other provisions with respect to matters or questions arising under the indentures; provided that such action does not adversely affect the interests of the holders of any series of debt securities in any material respect;

•	supplement any provisions of the indentures necessary to defease and discharge any series of debt securities; provided that such action does not adversely affect the interests of the holders of any series of debt securities in any material respect;

•	comply with the rules or regulations of any securities exchange or automated quotation system on which any debt securities are listed or traded; or

•	add to, change or eliminate any provisions of the indentures in accordance with any amendments to the Trust Indenture Act of 1939; provided that such action does not adversely affect the rights or interests of any holder of debt securities in any material respect.

When authorized by a board resolution, we may enter into one or more supplemental indentures with the trustee in order to add to, change or eliminate provisions of the indentures or to modify the rights of the holders of one or more series of debt securities under such indentures if we obtain the consent of the holders of a majority in principal amount of the outstanding debt securities of all series affected by such supplemental indenture, treated as one class. However, without the consent of the holders of each outstanding debt security affected by the supplemental indenture, we may not enter into a supplemental indenture that:

•	except with respect to the reset of the interest rate or extension of maturity pursuant to the terms of a particular series, changes the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduces the principal amount of, or any premium or rate of interest on, any debt security;

•	reduces the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•	changes the place or currency of payment of principal, premium, if any, or interest;

•	impairs the right to institute suit for the enforcement of any payment on or after such payment becomes due for any security;

•	reduces the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification of the indentures, for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults of the indentures;

•	makes certain modifications to the provisions for modification of the indentures and for certain waivers, except to increase the principal amount of debt securities necessary to consent to any such change or to provide that certain other provisions of the indentures cannot be modified or waived without the consent of the holders of each outstanding debt security affected by such change;

•	makes any change that adversely affects in any material respect the right to convert or exchange any convertible or exchangeable debt security or decreases the conversion or exchange rate or increases the conversion price of such debt security, unless such decrease or increase is permitted by the terms of such debt securities; or

•	changes the terms and conditions pursuant to which any series of debt securities are secured in a manner adverse to the holders of such debt securities in any material respect.

In addition, the subordinated note indenture may not be amended without the consent of each holder of subordinated debt securities affected thereby to modify the subordination of the subordinated debt securities issued under that indenture in a manner adverse to the holders of the subordinated debt securities in any material respect.

Holders of a majority in principal amount of the outstanding debt securities of any series may waive past defaults or noncompliance with restrictive provisions of the indentures. However, the consent of holders of each outstanding debt security of a series is required to:

•	waive any default in the payment of principal, premium, if any, or interest; or

•	waive any covenants and provisions of an indenture that may not be amended without the consent of the holder of each outstanding debt security of the series affected.

In order to determine whether the holders of the requisite principal amount of the outstanding debt securities have taken an action under an indenture as of a specified date:

•	the principal amount of an “original issue discount security” that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date;

•	if, as of that date, the principal amount payable at the stated maturity of a debt security is not determinable, for example, because it is based on an index, the principal amount of the debt security deemed to be outstanding as of that date will be an amount determined in the manner prescribed for the debt security;

•	the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of that date in the manner prescribed for the debt security, of the principal amount of the debt security or, in the case of a debt security described in the two preceding bullet points, of the amount described above; and

•	debt securities owned by us or any other obligor upon the debt securities or any of our or their affiliates will be disregarded and deemed not to be outstanding.

An “original issue discount security” means a debt security issued under the indentures which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity. Some debt securities, including those for the payment or redemption of which money has been deposited or set aside in trust for the holders, and those which have been legally defeased under the indentures, will not be deemed to be outstanding.

We will generally be entitled to set any day as a record date for determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under an indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders of outstanding debt securities. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as we may specify, or the trustee may specify, if it sets the record date. This period may be shortened or lengthened by not more than 180 days.

Conversion and Exchange Rights

The debt securities of any series may be convertible into or exchangeable for other securities of the Company or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement.

Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under either indenture. Unless we inform you otherwise in the prospectus supplement, if we deposit with the trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable and comply with all other conditions to defeasance set forth in the indentures, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•	we will no longer have any obligation to comply with the restrictive covenants under the indentures, and the related events of default will no longer apply to us, but some of our other obligations under the indentures and the debt securities of that series, including the obligation to make payments on those debt securities, will survive (a “covenant defeasance”).

If we legally defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the indentures, except for:

•	the rights of holders of that series of debt securities to receive, solely from a trust fund, payments in respect of such debt securities when payments are due;

•	our obligation to register the transfer or exchange of debt securities;

•	our obligation to replace mutilated, destroyed, lost or stolen debt securities; and

•	our obligation to maintain paying agencies and hold moneys for payment in trust.

We may legally defease a series of debt securities notwithstanding any prior exercise of our option of covenant defeasance in respect of such series.

In addition, the subordinated note indenture provides that if we choose to have the legal defeasance provision applied to the subordinated debt securities, the subordination provisions of the subordinated note indenture will become ineffective. The subordinated note indenture also provides that if we choose to have covenant defeasance apply to any series of debt securities issued pursuant to the subordinated note indenture we need not comply with the provisions relating to subordination.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge

We may discharge our obligations under the indentures while securities remain outstanding if (1) all outstanding debt securities issued under the indentures have become due and payable, (2) all outstanding debt securities issued under the indentures will become due and payable at their stated maturity within one year of the date of deposit, or (3) all outstanding debt securities issued under the indentures are scheduled for redemption in one year, and in each case, we have deposited with the trustee an amount sufficient to pay and discharge all outstanding debt securities issued under the indentures on the date of their scheduled maturity or the scheduled date of the redemption and paid all other amounts payable under the indentures. The subordinated note indenture provides that if we choose to discharge our obligations with respect to the subordinated debt securities, the subordination provisions of the subordinated note indenture will become ineffective.

Global Notes, Delivery and Form

Unless otherwise specified in a prospectus supplement, the debt securities will be issued in the form of one or more fully registered Global Notes (as defined below) that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depository”) and registered in the name of the Depository’s nominee. Global Notes are not exchangeable for definitive note certificates except in the specific circumstances described below. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities.

Except as set forth below, a Global Note may be transferred by the Depository, in whole and not in part, only to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.

The Depository has advised us as follows:

•	The Depository is:

o	a limited purpose trust company organized under the laws of the State of New York;

o	a “banking organization” within the meaning of the New York banking law;

o	a member of the Federal Reserve System;

o	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

o	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	The Depository was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book entry changes in accounts of its participants, eliminating the need for physical movements of securities certificates.

•	The Depository participants include securities brokers and dealers, banks, trust companies, clearing corporations and others, some of whom own the Depository.

•	Access to the Depository book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

•	When we issue a Global Note in connection with the sale thereof to an underwriter or underwriters, the Depository will immediately credit the accounts of participants designated by such underwriter or underwriters with the principal amount of the debt securities purchased by such underwriter or underwriters.

•	Ownership of beneficial interests in a Global Note and the transfers of ownership will be evidenced only through records maintained by the Depository (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain purchasers of securities take physical delivery in a definitive form of securities they purchase. These laws may limit your ability to transfer beneficial interests in a Global Note.

So long as a nominee of the Depository is the registered owner of a Global Note, such nominee for all purposes will be considered the sole owner or holder of such debt securities under the indentures. Except as provided below, you will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owner or holder thereof under the indentures.

Each person owning a beneficial interest in a Global Note must rely on the procedures of the Depository and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indentures. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in any Global Note desires to give or take any action which a holder is entitled to give or take under the indentures, the Depository would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through these participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Redemption notices shall be sent to the Depository. If less than all of the debt securities within an issue are being redeemed, the Depository’s practice is to determine by lot the amount of the interest of each participant in such issue to be redeemed.

We will make payment of principal of, and interest on, debt securities represented by a Global Note to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note representing those debt securities. The Depository has advised us that upon receipt of any payment of principal of, or interest on, a Global Note, the Depository will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that Global Note, as shown in the records of the Depository. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a Global Note held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, the trustee nor any of our respective agents will be responsible for any aspect of the records of the Depository, any nominee or any participant relating to, or payments made on account of, beneficial interests in a Global Note or for maintaining, supervising or reviewing any of the records of the Depository, any nominee or any participant relating to those beneficial interests.

As described above, we will issue debt securities in definitive form in exchange for a Global Note only in the following situations:

•	if the Depository is at any time unwilling or unable to continue as depositary, defaults in the performance of its duties as depositary, ceases to be a clearing agency registered under the Exchange Act, and, in each case, a successor depositary is not appointed by us within 90 days after notice thereof, or

•	if, subject to the rules of the Depository, we choose to issue definitive debt securities.

In either instance, an owner of a beneficial interest in a Global Note will be entitled to have debt securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of debt securities in definitive form. Debt securities in definitive form will be issued in initial denominations of $2,000 and integral multiples of $1,000 thereafter and will be issued in registered form only, without coupons. We will maintain one or more offices or agencies where debt securities may be presented for payment and may be transferred or exchanged. You will not be charged a fee for any transfer or exchange of such debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Subordination

Any subordinated debt securities issued under the subordinated note indenture will be subordinate and junior in right of payment to all Senior Debt (as defined below) of the Company whether existing at the date of the subordinated note indenture or subsequently incurred. Upon any payment or distribution of assets of the Company to creditors upon any:

•	liquidation;

•	dissolution;

•	winding-up;

•	receivership;

•	reorganization;

•	assignment for the benefit of creditors;

•	marshaling of assets; or

•	bankruptcy, insolvency or similar proceedings of the Company,

the holders of Senior Debt will first be entitled to receive payment in full of the principal of and premium, if any, and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment with respect of the principal of and any premium or interest on the subordinated debt securities.

Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal (including redemption payments), or premium, if any, or interest on the subordinated debt securities.

No payments on account of principal (including redemption payments), or premium, if any, or interest, in respect of the subordinated debt securities may be made if:

•	there has occurred and is continuing a default in any payment with respect to Senior Debt; or

•	there has occurred and is continuing a default with respect to any Senior Debt resulting in the acceleration of the maturity thereof.

“Debt” means, with respect to any person:

•	all indebtedness of such person for borrowed money;

•	all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	all obligations of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

•	all obligations of such person to pay the deferred purchase price of property or services, but excluding accounts payable or any other indebtedness or monetary obligations to trade creditors arising in the ordinary course of business in connection with the acquisition of goods or services;

•	all capital lease obligations of such person;

•	all Debt of others secured by a lien on any asset by such person;

•	all Debt and dividends of others guaranteed by such person to the extent such Debt and dividends are guaranteed by such person; and

•	all obligations for claims in respect of derivative products.

“Senior Debt” means the principal of, and premium, if any, and interest on Debt of the Company, whether created, incurred or assumed on, before or after the date of the subordinated note indenture, unless the instrument creating or evidencing the Debt provides that such Debt is subordinated to or pari passu, with the subordinated debt securities.

Notices

Holders will receive notices by mail at their addresses as they appear in the security register.

Title

We, the trustee and any agent of us or the trustee may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue.

Governing Law

New York law governs the indentures and the debt securities.

Regarding the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

DESCRIPTION OF WARRANTS

We expect the following provisions will generally apply to warrants we may offer, unless we specify otherwise in the applicable prospectus supplement.

We may issue warrants for the purchase of common stock, preferred stock or debt securities (collectively “warrants”). Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement (a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”). The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the warrants are subject to, and are qualified in their entirety by reference to, the provisions of the warrant agreement.

General

If we offer warrants to purchase common stock, preferred stock or debt securities, the related prospectus supplement will describe the terms of the warrants, including the following (as applicable):

•	the title of the warrants;

•	the offering price, if any;

•	the aggregate number of warrants;

•	the designation, terms and principal amount of the common stock, preferred stock or debt securities purchasable upon exercise of the warrants and the initial price at which such securities may be purchased upon exercise;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	a discussion of certain federal income tax considerations, if applicable;

•	the redemption or call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

The shares of common or preferred stock issuable upon exercise of the warrants will, when issued in accordance with the warrant agreement, be fully paid and non-assessable.

No Rights

Holders of warrants will not be entitled, by virtue of being such holders, to any rights of holders of the underlying securities. For example, holders of warrants will have no rights to:

•	vote or consent;

•	receive dividends;

•	payments of principal of and interest, if any, on the securities;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights whatsoever as our stockholders.

Exchange of Warrant Certificate

Warrant certificates may be exchanged for new warrant certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the warrant agent, which will be listed in the related prospectus supplement, or at such other office as may be set forth therein.

Exercise of Warrants

Warrants may be exercised by surrendering the warrant certificate at the corporate trust office of the warrant agent, with the form of election to purchase on the reverse side of the warrant certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the prospectus supplement. Upon the exercise of warrants, the warrant agent will, as soon as practicable, deliver the securities in authorized denominations in accordance with the instructions of the exercising warrant holder and at the sole cost and risk of such holder. If less than all of the warrants evidenced by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered. These terms may include the following:

•	the title of the subscription rights;

•	the securities for which the subscription rights are exercisable;

•	the exercise price for the subscription rights;

•	the number of subscription rights issued;

•	the extent to which the subscription rights are transferable;

•	if applicable, a discussion of the material U.S. federal or income tax considerations applicable to the issuance or exercise of the subscription rights;

•	if applicable, the record date to determine who is entitled to the subscription rights and the ex-rights date;

•	the date on which the right to exercise the subscription rights will commence, and the date on which the subscription rights will expire;

•	the extent to which the offering includes an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting arrangement we enter into in connection with the offering; and

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights.

In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering. A holder or prospective holder of subscription rights should refer to the applicable prospectus supplement for more specific information.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly by us;

•	through agents;

•	through a combination of any of these methods of sale;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•	through any other methods described in a prospectus supplement.

The prospectus supplements relating to an offering of securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement relating to that offering, unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Other than our common stock, which is listed on Nasdaq, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on Nasdaq, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

EXPERTS

The consolidated balance sheets of GTY Technology Holdings Inc. as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2020 and 2019, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report which is incorporated by reference. Such consolidated financial statements have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Davis Graham & Stubbs LLP, of Denver, Colorado, and TCF Law Group, PLLC, of Boston, Massachusetts, will pass on the validity of securities offered in this prospectus. Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of a registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are also available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

Our website address is www.gtytechnology.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 19, 2021;

•	the information in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2021 that is incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021;

•	our Current Reports on Form 8-K filed with the SEC on April 15, 2021, May 4, 2021, June 23, 2021, July 7, 2021, July 27, 2021, September 22, 2021 and November 4, 2021; and

•	the description of shares of our common stock and warrants contained in our Current Report on Form 8-K12B/A filed with the SEC on March 18, 2019, including any amendment or report filed for the purpose of updating such descriptions.

All documents that we file (but not those that we furnish) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning us at the following address: TJ Parass, Chief Executive Officer, GTY Technology Holdings Inc., 800 Boylston Street, 16th Floor, Boston, Massachusetts 02199, phone number (877) 465-3200.

$10,000,000

Common Stock

PROSPECTUS SUPPLEMENT

B. Riley Securities	Needham & Company

February 4, 2022